UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
Amendment 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LID HAIR STUDIOS INTERNATIONAL, INC.
(formerly Belford Enterprises, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	7200	20-2718075
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

939 Davie Street, Vancouver, British Columbia, Canada V6Z 1B9 Telephone 604-628-4658
(Address and telephone number of registrant's principal executive offices)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481 Telephone: (800) 246-2677
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	2,140,000	$0.10(2)	$214,000	22.90
Common Stock to be offered	2,000,000	$0.10	$200,000	21.40
Total Registration Fee				$44.30

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Prospectus

THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

PROSPECTUS
LID HAIR STUDIOS INTERNATIONAL, INC.
A NEVADA CORPORATION

Maximum Offering 2,000,000 Shares, Offering Price: $.10 per share
and
Registration of 2,140,000 Issued Shares of Common Stock of Lid Hair Studios International, Inc.

Lids Hair Studios International, Inc., a Nevada corporation, offers for sale, on a self-underwritten, a maximum of 2,000,000 shares at a price of $0.10 per share. There is no minimum number of shares required to be sold to close the offering. The offering period will be open for six months and management at their sole discretion may terminate the offering prior to the expiration of the initial 180 days if all shares are sold.  Management at their sole discretion may extend the period for an additional 3 months of the offering if not all 2,000,000 shares are sold.  Proceeds from the sale of the shares will be used to pay down the shareholder loan and to acquire additional salons.  This offering will end no later than 9 months from the offering date. The offering date is the date by which, this registration statement becomes effective.

This prospectus also relates to 2,140,000 common shares of Lid Hair Studios International, a Nevada corporation, which may be resold from time to time by certain selling stockholders of the company.  The shares were acquired by the selling shareholders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The primary affiliates of our company, Eric Steven Anderson, (our President, Chief Executive Officer, and Director) and Amber Warren, Director and Manager, will not be selling their shares of our common stock in this offering.  Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

This is our initial public offering. There is no public market for our shares and our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for expenses of this offering.

The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning at "Risk Factors" page 3 before investing in our common stock. Investing in our securities involves risk.

You should carefully consider the Risk Factors beginning on Page 2 of this prospectus before purchasing any of the common stock offered by this prospectus. You should invest in our common stock only if you can afford to lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

	Price to public	Proceeds to Company (1)
Per Share	$0.10	$0.10
Total Maximum	$200,000	$200,000

(1) Proceeds to us are shown before deducting offering expenses payable by us estimated at $10,000, including legal and accounting fees and printing costs.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 90 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus.  This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is March 6, 2006

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                   (FORMERLY BELFORD ENTERPRISES, INC.)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

     MANAGEMENT................................................................................................................... 14

DESCRIPTION OF SECURITIES........................................................................................ 14

INTEREST OF NAMED EXPERTS AND COUNSEL......................................................... 14

EXPERTS.............................................................................................................................. 14

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

     ACCOUNTING AND FINANCIAL DISCLOSURE ......................................................... 51

ADDITIONAL INFORMATION AND REPORTS TO SHAREHOLDERS....................... 51

   Regististration Statement on Form SB-2                        Table of Contents                                                      Page i

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                    (FORMERLY BELFORD ENTERPRISES, INC.)

    As used in this prospectus, the terms "we", "us", "our", and "Lid" mean Lid Hair Studios International, Inc. and our wholly owned subsidiary, Lid Hair Studios (BC) Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

    Prospectus Summary

     The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire contents of this prospectus and the financial projections delivered herewith and consult legal and other professional advisors having relative expertise.  Care should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

    BUSINESS SUMMARY

We were incorporated under the laws of the State of Nevada on April 20, 2005 under the name Belford Enterprises Inc., and changed its name to Lid Hair Studios International, Inc on August 15, 2005.  Our United States registered office is located 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481 Telephone: (800) 246-2677.  Our principal office is located at 939 Davie Street, Vancouver, British Columbia, Canada V6Z 1B9.

We have one wholly owned subsidiary, Belford Enterprises B.C. Ltd., doing business as (“dba”) Lid Hair Studio, Inc.   Belford Enterprises was incorporated under the laws of the Province British Columbia, Canada on June 7, 2005, having its principal office located at 939 Davie Street, Vancouver, BC, Canada, V6Z 1B9.

    We are a hair salon with the objective of developing into multi-unit hair salon business. The company was established to pursue opportunities in the hair salon and personal services industry. Lid Hair Studios, through a wholly owned subsidiary Belford Enterprises B.C. Ltd., dba as Lid Hair Studios, established a hair salon and completed renovations to the site in August 2005.  This salon is located at 939 Davie Street, Vancouver, in the province British Columbia, Canada. This subsidiary currently acts as the operating company for all business activities relating to the company’s salon business(s) in Canada.

    We have received a going concern opinion from our auditors because we have not generated material revenues since inception and we just recently commenced business on August 1, 2005 and our deficit is $3,845 as of  May 31, 2005 and $37,393 for the six months ended November 30, 2005.

Eric Steven Anderson, our officer and director owns 68.49% of our company’s common stock and Amber Warren, director and salon manager owns 2.19% for a total of 70.68% of our common stock held by our management.  Directors’ and management’s common stock is not part of this registration statement.

    THE OFFERING

      This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,140,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The primary affiliates of our company, Eric Steven Anderson, (our Chairman, President, CEO, and Secretary) who holds 5,000,000 common shares as of May 11, 2005, and Amber Warren (Director, Manger) who holds 160,000 common shares as of June 20, 2005 will not be selling their shares in this offering. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 5 of this prospectus for a detailed explanation of how the common shares may be sold.

The prospectus also includes the securities offered: A maximum of 2,000,000 shares at a $0.10 per share. The common stock sold has a par value of $.001.

   Registration Statement – SB-2  February 2006                                                                                               Page 2

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                     (FORMERLY BELFORD ENTERPRISES, INC.)

     Offering Price: $0.10 per share

     The offering period starts from the date this document is declared effective by the SEC and is valid for 6 months from that day. This period could be extended to another 2 months at our sole discretion. If we have evidence that additional shares are still being sold post the initial offering period. This offer could be terminated, at our sole discretion, before the expiration of the initial 6 months mentioned.  This offer may also terminate prior to the expiration of the initial 6 months if all 2,000,000 shares are sold.

     This prospectus shall not be used prior the effectiveness of this registration statement under the securities act of 1933.

     SELECTED FINANCIAL INFORMATION

       The following table presents a summary of historical financial information for the first fiscal year ended of May 31, 2005 and the 180 days ended November 30, 2005 and certain balance sheet information.  The financial information disclosed is for the period of April 20, 2005 to May 31, 2005 and the period ended September 1, 2005 to November 30, 2005.  The Selected Financial Information should be read in conjunction with the Financial Statements and the Notes thereto appearing in this Prospectus.  The company ‘s financial statements were not consolidated on May 31, 2005.

Summary of Statement of Operations

     From Inception (April 20, 2005)
      to May 31, 2005

(Audited)
     Three months ended
      November 30, 2005
(Unaudited)

Net Sales
$ 0
$ 7,577

Net Income (Loss)
$ (3,845)
$ (11,427)

Net Gain per share-Basic
$ *
$ *

No. of shares outstanding
5,000,000
7,300,000

* Less than .01 per share.

Summary of Balance Sheet

     As at May 31, 2005
(Audited)
     As at November 30, 2005
(Unaudited)

Current Assets (Cash)
$ 23,755
$ 9,435

Current Liabilities
$ 2,600
$ 48,714

Total Assets
$ 23,755
$ 46,958

Deficit
$ (3,845)
$ (37,393)

Stockholders Equity
$ 21,155
$ (1,756)

   Risk Factors

     An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

   Because our company has a limited operating history and therefore we do know if we can maintain profitability, if we cannot successfully manage the risks normally faced by start-up companies, our business may fail.

    From the date of our incorporation on April 20, 2005, to the date of this registration statement, we have not generated material revenues.  Our operating activities during this period consist primarily of locating and leasing a site for the Hair Studio for the subsidiary, renovations of the site were finished and commencing operations of the Hair Studio August 1, 2005.  Our limited operating history makes it difficult or impossible to predict future results

    Registration Statement – SB-2  February 2006                                                                                               Page 3

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                      (FORMERLY BELFORD ENTERPRISES, INC.)

      of our operations.  Our prospects are subject to the risks and expenses encountered by start up companies, such as uncertainty regarding level of future revenue and inability to budget expenses and manage growth accordingly, and inability to access sources of financing when required and at rates favorable to us. We may not acquire or develop a Hair Studio(s) that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

Our ability to continue as a going concern is in doubt because we are a development stage company and do not have material earnings. This raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' opinion in connection with our audited financial statements.

     We are in the development stage and have generated limited revenues since our inception on April 20, 2005. Since we are still in the early stages of developing our company and because of the lack of business operations as at November 30, 2005, our independent auditors' opinion includes an explanatory paragraph about our ability to continue as a going concern. We will continue to incur operating expenses and legal and audit expenses. Our auditors have raised substantial doubt regarding our ability to continue as a going concern.

    No assurance of profitability.

    The Hair Studio industry is very competitive and dependent upon the acceptance of the beauty services offerings and the effectiveness of its marketing program to maintain and attract customers. There can be no assurance that our business plan will be successful or result in earning substantial revenues or profit or that investors will not lose their entire investment.

We face risks associated with the planned future expansion of our operations.

     Management has determined that the success of our business strategy depends on our ability to expand the number of our Hair Studios on an ongoing basis, either by developing new salons or by acquiring established salons.  Our success also depends on our ability to operate and successfully manage our daily operations.  Our ability to expand successfully will depend upon a number of factors, including the following:

  the availability and cost of suitable salon locations for development;

  the availability of salons acquisition opportunities;

  the hiring, training, and retention of additional management and salon personnel;

  the availability of adequate financing;

  the continued development and implementation of management information systems;

  competitive factors; and

  general economic and business conditions.

Increased construction costs and delays resulting from governmental regulatory approvals, strikes, or work stoppages, adverse weather conditions, may also affect the opening of new salons in the future.  Newly opened salons may operate at a loss for a period following their initial opening.  The length of this period will depend upon a number of factors, including the time of the year the salon is opened, the sales volume, and our ability to control costs.

We may not successfully achieve our expansion goals.  Additional salons that we develop or acquire may not be profitable.  In addition, the opening of additional salons in an existing market may have the effect of drawing customers from and reducing the sales volume of our existing salons in those markets.

    The competition in our location in the downtown West-end Vancouver area is intensely competitive.

     We compete with a variety of established competitors in this market. As an example there are 13 Hair Studios on Davie Street, the same street where Lid Hair Studio is located. These competitors may have longer operating histories, greater name recognition, established customer bases, and substantially greater financial, technical and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include degree of name recognition (goodwill), ability to differentiate its salon service offerings, developing aesthetic and pleasing interiors, maintaining a high level of customer service and customer satisfaction, and the ability to effectively respond to changing customer needs and preferences. Currently, there are no significant proprietary or other barriers of entry that could keep potential competitors from developing or acquiring similar salon offerings and providing competing services in the Company's market. The Company's ability to compete successfully in the Hair Studio industry will depend in large part on its ability to execute acquisitions of established salon businesses that have developed a core customer base as a result of developing a sustainable competitive advantage in the market place in which they compete by offering market-differentiated food services and products.

    Registration Statement – SB-2  February 2006                                                                                               Page 4

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                      (FORMERLY BELFORD ENTERPRISES, INC.)

      There can be no assurance that the Company will be able to compete successfully in the future, or that future competition will not have a material adverse effect on the business, operating results and financial condition of the Company.

      Potential for indebtedness

       There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company's needs or to otherwise provide the capital necessary to conduct its business.

      We anticipate that we may incur significant debt in the future, and we may be unable to meet the associated debt covenants over time.

       We anticipate that we may incur significant indebtedness in the future in connection with our growth strategy. As of November 30, 2005, we had an amount owing to our shareholder of $40,858. (All of amounts due to related party were classified as current in the financial statements). However, in the process of financing future acquisitions, we may incur debt which may include financial covenants which may limit the amount we can further borrow. If we fail to meet any financial covenants, our lenders could call their loans immediately.  There can be no assurance we will continuously meet these covenants in the future. We anticipate that the assets of all of the Hair Studio which we may acquire in the future will be pledged directly or indirectly to secure our debt obligations.

      Our future borrowings may involve substantial interest expense.

      Our borrowings may result in interest expense that may restrict our ability to operate profitably and increase financial risk. Additionally, current interest rates are at historically low levels.  If interest rates were to increase, our interest costs would also increase, adding further risk and uncertainty. We must make these interest payments regardless of our operating results.

      The Company's success is substantially dependent on the performance of its executive officers and key employees.

       The immediate loss of the services of any members of our senior management team, without a reasonable period of transition, could have a material adverse effect on our business. We do not maintain any life insurance on these senior executives. Given the Company's early stage of development in the Hair Studio industry, the Company is dependent on its ability to retain and motivate high quality personnel. Although the Company believes it will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so could materially adversely affect the Company's ability to market, sell, and enhance its salon services. The loss of one or more of its employees or the Company's inability to hire and retain other qualified employees could have a material adverse effect on the Company.

      Uninsured losses

       There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its proposed business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance when necessary. However, should uninsured losses occur, the shareholders could lose their invested capital.

      The Company may have liabilities to affiliated or unaffiliated lenders.

       These liabilities would represent fixed costs which would be required to be paid regardless of the level of profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, employees, suppliers or others because of the nature of its business. Litigation could cause the Company to incur substantial expenses and, if cases are lost, judgments and awards could add to the Company's costs.

      All of our assets and our Chief Executive Officer and Chairman are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

       All of our assets, through our wholly-owned subsidiary, are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our Chairman and Chief Executive Officer is a resident and national of a country outside the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce

       Registration Statement – SB-2  February 2006                                                                                               Page 5

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

         Our director and officer may not be able to devote sufficient time

          Our directors and officer may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues. As a Director of Lid Hair Studio’s International Inc., the role of Mr. Anderson  is to ensure all private placement funding is conducted in accordance with all securities legislation; that all accounting functions in the parent and subsidiary are complete and accurate and prepared in a timely fashion; and, to ensure all Federal and State public filings are complete and accurate. Ms. Warren’s role is to ensure the day-to-day business operations are conducted efficiently and within budget. Ms. Warren is also responsible for attracting new customers while retaining the salon’s current customer base.

         Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.

          Our officer and directors and their affiliates, in the aggregate, beneficially own the majority of our outstanding common shares. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officer and directors control the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

     We are currently authorized to issue up to 75,000,000 common shares, of which 7,300,000 (2,140,000 of which form part of this registration statement) are issued and outstanding at the time of this prospectus. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

Because we face risks that affect  hair salon and personal services industry in general, these risks may have and a material adverse effect on our business.

     A variety of factors over which we have no control may affect the ownership and operation of our hair salon and personal services industry.  These factors include adverse changes in national, regional, or local economic or market conditions; increased costs of labor or hair products; fuel, utility, and energy and other price increases; competitive factors; the number, density, and location of competitors; and changing demographics, traffic patterns, and consumer tastes, habits, and spending priorities.

    Third parties may file lawsuits against us based on discrimination, personal injury, claims for injuries or damages. We cannot predict any of these factors with any degree of certainty.  Any one or more of these factors could have a material adverse effect on our business.

    Employees may file claims or lawsuits against us based on discrimination or wrongful termination or based upon their rights created by the provincial laws wherein we do business. These claims or lawsuits could result in unfavorable publicity and could have a material adverse effect on our business.

    Because we face rising insurance costs, we may incur uninsured losses that could result in the loss of part or all of a  shareholder’s investment.

    The cost of insurance (workers compensation insurance, general liability insurance, health insurance, and directors and officers liability insurance) has risen significantly in the past few years and is expected to continue to increase in 2005 and 2006.  We may be unable to make the improvements in our operations to mitigate the effects of increased frequency and higher costs. We may incur uninsured and losses as a result of the conduct of our business. Should uninsured losses occur, any purchasers of our common shares could lose their entire investment.

     Registration Statement – SB-2  February 2006                                                                                               Page 6

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                       (FORMERLY BELFORD ENTERPRISES, INC.)

       Because we face intense competition, an investment in our company is highly speculative.

        The hair salon and personal services industry in general is highly competitive with respect to price, service, and quality.  Hair salon and personal services operators also compete for high traffic sites and qualified hairdressers, personnel and managers.  Our salon will compete with a large number of other salons, including national and regional salon chains, as well as with locally owned, independent salons.  Many of our competitors have greater financial resources, more experience, and longer operating histories than we possess.

       Because we face risks associated with government regulation, an investment in our company is high risk.

        The hair salon and personal services industry is subject to extensive licensing and regulation by Provincial and local departments and bureaus of   health, sanitation, and fire and to periodic review by the provincial and municipal authorities for areas in which the salons are located.  In addition, we are subject to local land use, zoning, building, planning, and traffic ordinances and regulations in the selection and acquisition of suitable sites for constructing new salons.  Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of salons.

Various Federal, State and/or Provincial, and local laws affect our business.  The development and operation of salons depend to a significant extent on the selection and acquisition of suitable sites.  These sites are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies.  City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to construct or acquire restaurants in desired locations and could result in costly delays.

    The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business.  In addition, an increase in the minimum wage rate, employee benefit costs, costs of installing fixtures or accommodations for handicapped individuals or other costs associated with employees could adversely affect our business.  We also are subject laws and regulations that, among other things, may require us to install certain fixtures or accommodations in new salons or to renovate existing salons to meet federally mandated requirements.

    At present, the Company does not anticipate that any potential restrictions or licensing requirements in its target markets will hinder its ability to operate successfully. However, no assurance can be made that in the future new restrictions, prohibitions or licensing requirements will not arise which would materially adversely effect the Company's business, operating results, and financial condition of the Company.

    There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

     There is currently no active trading market for our common stock and such a market may not develop or be sustained. Therefore it may be difficult to sell the shares or if sold it may adversely affect the market price of such shares.

    Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

     We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Our common shares are considered to be penny stock and subject to the SEC's penny stock regulations which adversely affect the liquidity of our common shares.

     The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

     Registration Statement – SB-2  February 2006                                                                                               Page 7

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                       (FORMERLY BELFORD ENTERPRISES, INC.)

       Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

       Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

    Use of Proceeds

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.

    Assuming all of the new shares are sold during the private placement period for which the underlying shares of our common stock that are covered by this prospectus, we will receive approximately $200,000 in cash proceeds.

     Registration Statement – SB-2  February 2006                                                                                               Page 8

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                       (FORMERLY BELFORD ENTERPRISES, INC.)

       The following table sets forth management's estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates.

       Maximum
       2,000,000 shares

       If sold
       1,000,000 shares

       If sold
       500,000 shares

       Total Proceeds

       $200,000

       $100,000

       $50,000

       Less:

       Offering expenses
       Filing fees

       30,000

       30,000

       30,000

       Net Proceeds

       170,000

       70,000

       20,000

       Use of Net Proceeds

       Repay Shareholder loan

       40,858

       40,858

       Acquire additional Salons

       90,000

       Working capital

       39,142

       29,142

       20,000

       Total use of net proceeds

       $170,000

       $70,000

       $20,000

(1)     We plan to have our officers offer and sell the shares. They will receive no discounts or commissions. To the extent that our officers sell the shares, the proceeds that allocated for commissions will be additional working capital.

Determination of Offering Price

The offering price of the 2,140,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

We arbitrarily selected the offering price for the new shares and there is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria and future value of our shares.

Our offering price of $0.10 per new share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

    Dilution

      The issued and outstanding shares being registered no dilution will result from this offering.

    The proceeds from the sale of the shares will vary depending on the total number of shares sold. If all 2,000,000 shares offered hereunder were sold, there would be a total of 9,300,000 common shares issued and outstanding. If the maximum 2,000,000 shares were sold the net proceeds after deducting the offering costs of $30,000 will be $170,000. Adding the net offering proceeds to the net tangible book value as at November 30, 2005, our total net tangible book value would be $168,244.  Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $0.02.

    Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.08 or approximately 80% and our present shareholders will receive and immediate book value increase of approximately $.08 per share.

      Registration Statement – SB-2  February 2006                                                                                               Page 9

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                        (FORMERLY BELFORD ENTERPRISES, INC.)

        Dividend Policy

          We have never paid cash dividends and we do not intend to pay any cash dividends with respect to our common shares in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of earnings, if any, to support our business activities.

        Transfer Agent

          The registrar and transfer agent for our common shares will be Republic Stock Transfer, Inc., 5105 DTC Parkway, Suite 425, Greenwood Village, CO 80111.

        Selling Security Holders

          The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the total 2,140,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering. As of December 31, 2005 there were a total of 7,300,000 shares of common stock outstanding. The selling shareholders in this prospectus were a result of a private common stock offering (detailed in the two tables below), which closed June 20, 2005.

        The table immediately below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of  January 10, 2006 and the number of shares of common stock covered by this prospectus. This selling stockholders' table includes shareholders that purchased 7,300,000 shares of our common stock, pursuant to a private offering which satisfied the requirements of Rule 506 of Regulation S. This offering was sold at $0.005 per share and was closed on June 20, 2005. The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.

        Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. None of these selling security holders have been a Director or officer of the company since its formation on April 20, 2005.

       Name of Selling Stockholder and
        Position, Office or Material
        Relationship with Lid Hair Studios

       Common Shares
        owned by the
        Selling Stockholder (**)

       Total Shares to be
        Registered
        Pursuant to this
        Offering

       Number of Shares Owned by Selling
        Stockholder After Offering and Percent of
        Total Issued and Outstanding(*)

       # of
         Shares

       % of
         Class

       Dan  Warren  (1)

       20,000

       20,000

       Nil

       0%

       Mariella Fronzo

       20,000

       20,000

       Nil

       0%

       Dustin Ellis

        20,000

       20,000

       Nil

       0%

       John Nicholson

       20,000

       20,000

       Nil

       0%

       Richard Chew

       160,000

       160,000

       Nil

       0%

       Sean Bias  (2)

       35,000

       35,000

       Nil

       0%

       Roberta Christison (2)

       35,000

       35,000

       Nil

       0%

       Wey Hsiao (3)

       200,000

       200,000

       Nil

       0%

       Ting Tai (3)

       200,000

       200,000

       Nil

       0%

       Yann Hsiao (4)

       200,000

       200,000

       Nil

       0%

      Registration Statement – SB-2  February 2006                                                                                               Page 10

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                        (FORMERLY BELFORD ENTERPRISES, INC.)

       Wendy Tang (4)

       200,000

       200,000

       Nil

       0%

       Charanjit Johal (5)

       40,000

       40,000

       Nil

       0%

       Lina Johal(5)

       40,000

       40,000

       Nil

       0%

       Diana Talarico

       30,000

       30,000

       Nil

       0%

       Mark Qvist

       30,000

       30,000

       Nil

       0%

       Charmaine Faiola (6)

       20,000

       20,000

       Nil

       0%

       Bridget Blignault (6)

       20,000

       20,000

       Nil

       0%

       Louise Blignault (6)

       20,000

       20,000

       Nil

       0%

       Guy Faiola (6)

       160,000

       160,000

       Nil

       0%

       Cletus Severyn

       160,000

       160,000

       Nil

       0%

       Derek DeBoer (7)

       40,000

       40,000

       Nil

       0%

       Annie DeBoer (7)

       40,000

       40,000

       Nil

       0%

       Arthur Schmale (8)

       40,000

       40,000

       Nil

       0%

       Terry Mathers (8)

       40,000

       40,000

       Nil

       0%

       Stan Gidzinski (9)

       30,000

       30,000

       Nil

       0%

       Rose Gidzinski (9)

       30,000

       30,000

       Nil

       0%

       Ryan Newman

       50,000

       50,000

       Nil

       0%

       Don Prasad

       50,000

       50,000

       Nil

       0%

       Judi Miehl

       20,000

       20,000

       Nil

       0%

       Sandy Olesen

       20,000

       20,000

       Nil

       0%

       Theresa Mels

       20,000

       20,000

       Nil

       0%

       Tatia Vega (10)

       20,000

       20,000

       Nil

       0%

       Christian Wong (10)

       20,000

       20,000

       Nil

       0%

       Steve Fauth

       30,000

       30,000

       Nil

       0%

       Denielle Lachance

       30,000

       30,000

       Nil

       0%

       Jeremy Warren

       30,000

       30,000

       Nil

       0%

       Total:

        2,140,000

        2,140,000

   (1) Brother to Amber Warren, Director.  (Jeremy Warren is no relation)

   (6) Mother, daughters, husband

   (2), (3), (4), (5), (7), (8), (9), (10) Husband and Wife

   Ms. Amber Warren’s (Director) 160,000 common shares issued June 20, 2005, will not be sold as part of this offering.

   Mr. Eric Steven Anderson’s, (President, Chief Executive Officer, Secretary, and Director), 5,000,000 common shares allotted in May 11, 2005 and subsequently issued on October 16, 2005 will not be sold as part of this  offering.

   (*) Assumes all of the shares of common stock offered are sold. The above is based on 7,300,000 common shares issued and outstanding on December 31, 2005 as a result of a private placement offering pursuant to Regulation S under the Securities Act of 1933.

   (**) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

   We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in

       Registration Statement – SB-2  February 2006                                                                                               Page 11

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

         Plan of Distribution

           The shares of our common stock offered by this prospectus are being registered to allow public secondary trading by the holders of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of these shares by the selling stockholders.

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or members, who may sell their shares pursuant to this prospectus. Each selling stockholder may also transfer shares owned by such selling stockholder by gift, and upon and such transfer, the donee would have the same right of sale as the selling stockholder. Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

Eric Anderson and Amber Warren, the primary affiliates of our company, will not be selling their shares as part of this offering.   These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market prices.

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

A selling stockholder may enter into hedging transactions with broker-dealers in connection with the distributions of the shares or otherwise.

In such transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. Some or all of the shares covered by this registration statement may be sold to cover short positions in the open market.

       Registration Statement – SB-2  February 2006                                                                                               Page 12

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares pursuant to this prospectus. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares pursuant to this prospectus.

We have been advised by each of the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

We may suspend the use of this prospectus and any supplements hereto in certain circumstances due to pending corporate developments, public filings with the Securities and Exchange Commission or similar events.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

    Legal Proceedings

      We are not aware of any material legal proceedings against us. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

    Directors, Executive Officers, Promoters and Control Persons

The following table sets forth certain information regarding the executive officers and directors of Lid Hair Studios International, Inc. as of December 31, 2005:

    Name                                            Age       Title                                                                            Term of  Service

    Eric Anderson                                  38         President, Chief Executive Officer and Director            Indefinite

    Rio de Janeiro, RJ

    Brasil

    Amber Warren                                33          Manager and Director                                                  Indefinite

    Vancouver, British Columbia

    Canada

    Mr. Eric Anderson and Ms. Amber Warren are directors of the Board of Directors.  Each directors holds that office indefinitely until he/she either resigns, is replaced by the shareholders, or is removed by law.  Mr. Eric Anderson is the majority shareholder of the Company.  Mr. Anderson spends an estimated twenty hours a week in fulfilling his duties as officer and director.  Mr. Anderson is founder of our company.  Ms. Warren spends an estimated 40 hours a week in fulfilling her duties as Manager and Director.  Ms. Warren has been employed with our company since July 2005.

    Mr. Eric Anderson

    Mr. Anderson in addition to his obligations at Lid Hair Studios, is a Subway Restaurant franchisee from October 2004 to present.  Prior to October 2004, Mr. Anderson was the propriter of a personal fitness training company, “Physical Intensity” based in Vancouver, Canada since November 1995.  During this same period, Mr. Anderson held positions at different nightclubs in Vancouver, Canada:  November 1995 – August 1998 – Bartender at Big

       Registration Statement – SB-2  February 2006                                                                                               Page 13

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         Bam Boo, Vancouver; August 1998 – January 2000 – Manager at On the Rox, Vancouver; January 2000 – August 2002 – Bartender at Au Bar, Vancouver.

Mr. Anderson resides in Rio de Janeiro, Brazil however he has daily contact with the Lid Hair Studios on a daily basis via telephone, email and fax.

Ms. Amber Warren

    Ms. Warren is employed as full-time permanent Manager/Stylist of Lid Hair Studios International, Inc. since July 2005.  Prior to her employment with our company Ms. Warren was employed with New Mondo for Hair and Spa in Vancouver as a full-time stylist from 1999 to 2004 when she was promoted to Salon Coordinator while continuing her position as stylist.  Ms. Warren remained with New Mondo until June 2005.  Ms. Warren was employed with Elizabeth Arden Red Door Salon & Spa in Vancouver from 1997 to 1998 as a full-time stylist.  Ms. Warren was also a free-lance stylist during this time.  From 1995 to 1997 Ms. Warren was employed with Beauty Club in Vancouver as full-time stylist and had a second position with Scrunch Hair Studio in 1997 employed as a stylist.

    Ms. Warren resides in Vancouver, Canada

    Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of December 31, 2005, certain information as to shares of the common stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of the Company’s directors, and (iii) all executive officers and directors of the Company as a group:

                                                            AMOUNT AND NATURE                            PERCENT OF

     NAME AND ADDRESS    OF BENEFICIAL SHARES OWNED       OUTSTANDING OWNERSHIP

     Eric Steven Anderson                      5,000,000 Common Shares                                     68.49%

    Amber Warren                                   160,000 Common Shares                                       2.19%

    Description of Securities

      Our authorized capital stock consists of 75,000,000 shares of common stock, having a par value of $0.001 USD per share. As of December 31, 2005, there were issued and outstanding 7,300,000 shares of common stock and 38 holders of record. All outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders.  Holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, if they choose to do so, in which event the holders of the remaining shares will be unable to elect directors. There is currently one member on the Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights.  Holders of shares of our common stock are also entitled todividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time.  Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders.

    Interest of Named Experts and Counsel

      No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

    Experts

Staley, Okada & Partners, Chartered Accountants, independent auditors, have audited Lid Hair Studios International, Inc.’s financial statements as at May 31, 2005 and from inception (April 20, 2005) to May 31, 2005, which are included in

       Registration Statement – SB-2  February 2006                                                                                               Page 14

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         this Prospectus.  Lid Hair Studios International, Inc. financial statements are incorporated by reference in reliance on Staley, Okada & Partners’ report, due to their authority as experts in accounting and auditing.

As a result of the development stage of our Company, our auditors have modified their standard audit report to include the following note: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is dependent upon financing to continue operations.  This matter raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regards to this matter are discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Staley, Okada & Partners (Auditors) are not employed on a contingent basis in connection with the registration or offering of Lid Hair Studios International Inc.’s common stock.

    Disclosure of Commission Position of Indemnification for Securities Act Liabilities

      The Nevada revised Statutes pursuant to 78.7502 and 78.751 provides indemnifications for officers and directors when they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, and acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim adjudged by a court after exhaustion of all appeals, to be liable to the company unless the court determines otherwise upon application. The company shall indemnify an officer director or employee or agent of the company against expenses including attorney’s fees actually and incurred by him in a successful defense of any matter regarding the company.

The above indemnification may be made by the company after a determination made by either the shareholders, the board of directors by majority vote of a quorum consisting of directors who are not party to the action suit or proceeding supported by independent legal counsel in a written opinion, or if a quorum of directors who are not party to the action cannot be obtained by independent legal counsel in a written opinion.

The aforementioned indemnification continues for a person who has ceased to be a director, officer, employee or agent and their heirs, executors and administrators.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (The “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

    Description of Business

      BUSINESS DEVELOPMENT

    Lid Hair Studios International, Inc. was established on April 20, 2005 in the state of Nevada.  The company was originally incorporated under the name Belford Enterprises, Inc. and changed its name to Lid Hair Studios International Inc. on August 15, 2005.  Our operating subsidiary, Belford Enterprises B.C. Ltd., doing business as Lid Hair Studios, Inc., was established June 7, 2005, in the City of Vancouver, British Columbia Canada.  There are no bankruptcy, receivership, or similar proceedings against the parent or operating subsidiary.

On June 18, 2005, the company purchased hair salon equipment from Farideh Jafari in the amount of approximately $39,150US ($45,000CDN).

On July 4, 2005 we entered into a lease agreement by way of Assignment of Lease by Tenant with Landlord’s Consent. The lease commenced July 1, 2005 and terminates June 30, 2015.

We have retained Gore Mutual Insurance Company as our insurance provider.  Our coverage extends to Commercial General Liability, Bodily Injury and Property Damage.  Our deductible is $876 US ($1000 Cdn) for $1,752,618 US ($2,000,000 Cdn.) coverage.

        Registration Statement – SB-2  February 2006                                                                                               Page 15

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

   BUSINESS OF ISSUER

          We are in the hair salon and personal services business and provide related personal services including but not limited to hair cuts, permanents, styling, manicures, and pedicures.

We currently employ one manager and two stylists.  Our hours of operation are Monday to Saturday, 10 a.m. until 6 p.m.  As our client base expands we expect that we will hire additional stylists and extend our hours of operation to include early evenings. We consider our employee relations to be good and to date we have experienced no work stoppages, strikes, or labor disputes. None of the company’s employees are covered by a collective bargaining agreement. There are no employee agreements.

Our clientele base consists of approximately 60% walk-ins and 40% of the customer-base is from the manager’s and stylists’ previous positions at other salons.

The company engaged ADP, a payroll service, to prepare the payroll including calculating appropriate tax deductions and issuing cheques to staff and Revenue Canada.  We have contracted the monthly bookkeeping to an outside source.

    Principal Products and/or Services and Their Markets

     Our principal services include hair cuts, styling, colouring, hi-lites, permanents, hair straightening, facials, manicures and pedicures.

    We offer a variety of brand name styling aids available for client purchase.  These include shampoos, conditions, gels, nail polish and body creams and are displayed in the reception area of the salon.

    Marketing Strategy

We continue our marketing activities by distributing flyers and print advertising in local publications. We will introduce special events during Valentine’s Day and other holiday and occasion times such as Mother’s Day. We are in the process of having our salon brochure with price lists printed and we will introduce gift cards available for purchase.

We rely on a significant number of walk-ins so offer extended hours of operations when requested.  We have adequate signage identifying our business.

    Government Regulation

      The Cosmetologist industry is subject to extensive licensing and regulation by state and/or Provincial and local departments and bureaus of cosmetology, health, sanitation, and fire and to periodic review by the state and municipal authorities for areas in which the salons are located.

    Primarily, the company must comply with very stringent regulations through the British Columbia Cosmetologist Act imposed on the business and its operations designed to protect the public or its ability to operate will be restricted. Some jurisdictions may impose restrictions or licensing requirements on the company’s salon services and products.  In addition, we are subject to local land use, zoning, building, planning, and traffic ordinances and regulations in the selection and acquisition of suitable sites for constructing new restaurants.  Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of salons.

Various Federal, State and/or Provincial, and local laws affect our business.  The development and operation of salons depend on a significant extent of the selection and acquisition of suitable sites.  These sites are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies.  City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to construct or acquire restaurants in desired locations and could result in costly delays.

    The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business.  In addition, an increase in the minimum wage rate, employee benefit costs, costs of

        Registration Statement – SB-2  February 2006                                                                                               Page 16

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

          installing fixtures or accommodations for handicapped individuals or other costs associated with employees could adversely affect our business.  We also are subject laws and regulations that, among other things, may require us to install certain fixtures or accommodations in new salons or to renovate existing the existing salon to meet federally mandated requirements.

          Management’s Discussion and Analysis of Plan of Operations

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 3 of this registration statement.

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

    Description of Property

      Lid Hair Studio is located at 939 Davie Street, Vancouver, Canada. Davie Street is a high foot and vehicle traffic area that spans from Vancouver’s West End to Vancouver’s Yaletown areas (approximately 25 blocks).  The salon is one-quarter block from the busy corner of Burrard and Davie Streets. Burrard Street is a main thorough-fare to Vancouver’s downtown business center.

The salon is approximately 832 square feet and has four stylist chairs with room to expand to six chairs.  There is a front reception area with waiting area, a supply and laundry area, staff area, washroom and a private esthetics room.

The salon is at street level with a coffee shop on the west side and alley on east side.  There is a pay parking lot located behind the salon.

    RESULTS OF OPERATIONS

    Overview – April 20, 2005  (date of inception) to May 31, 2005

From the date of our incorporation on April 20, 2005 to May 31, 2005,  we had not begun generating revenues as we did not yet commenced operations. Our operating activities during this period consisted primarily of incorporating the company in the state of Nevada.

The first period covered by our audited financial statements is from our incorporation date at April 20, 2005 to May 31, 2005 (our fiscal year-end date) during which we had no operations and generated no revenue. For this period our operating expenses are classified as organizational fees, which consisted primarily of organizational costs for incorporating our company and professional fees, which consist primarily of accounting and auditing fees for the year end audit. The amount incurred by our company during the period from April 20, 2005 to May 31, 2005 was $3,845.

Overview – second  quarter ended November 30, 2005

For the six month period ending November 30, 2005 during which time we commenced operations, we generated revenue of $8,780. For the quarter ending November 30, 2005, we generated $7,594 in revenue compared to $1,186 for the quarter ending August 31, 2005, and $Nil for the previous period of April 20, 2005 to May 31, 2005. Management expects the vast majority of our revenue to be generated from operations from future hair salon startups and/or acquisitions.  Total expenses for the six months ended November 30, 2005 were $31,210. Total expenses for the three months ended November 30, 2005 were $19,021, compared to $12,189 for the three months ended August 31, 2005.. Out of these total expenses for the six months ended November 30, 2005, $9509 represented professional fees, $1,982 for supplies, $7,083 rent, $8,915 represent wages, $2,044 for depreciation,  and telephone, utilities and bank charges for $1,677. These expenses related primarily to costs associated with the preparation and filing of this registration statement and costs associated with the commencing of operations of the hair studio.

        Registration Statement – SB-2  February 2006                                                                                               Page 17

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

          Professional fees increased by $4,966 during the three months ended November 30, 2005 from $4,543 for the three months ended August 31, 2005. The increase in professional fees relate to the ongoing legal and accounting costs associated with the preparation and filing of this registration statement. Professional fees are anticipated to continue to increase over the fiscal year due to ongoing legal, accounting, auditing and reviewing requirements.

Wages increased by $7,077 during the three months ended November 30, 2005 from $1,838 for the three months ended August 31, 2005. The increase in wages is the result of hiring of hair stylist during the period.

Management services for the period ending November 30, 2005 were $4,563 compared to $Nil for the period of May 31, 2005. As a result of our commencement of business in August 2005 and anticipated revenue thereof, we expect to commence reporting paying Ms. Amber Warren a total of CDN $ 4,000 per month when revenues permit.

Advertising expense for the six months ended November 30, 2005 was $Nil. Advertising expense was $Nil for the period of April 20, 2005 to May 31, 2005.

    LIQUIDITY AND CAPITAL RESOURCES

Overview – April 20, 2005  (date of inception) toMay 31, 2005

    For the period ended May 31, 2005, cash used by operating activities was $1,245.

    For the period ended May 31, 2005, there was no cash used in investing activities.

    For the period ended May 31, 2005, there was cash provided by financing activities of $1,345.

    Overview – second  quarter ended November 30, 2005

    For the six months ended November 30, 2005, cash used by operating activities was $17,029. Cash used by operating activities for the period April 20, 2005 (date of inception) to November 30, 2005 was $18,274. Cash used by operating activities for the three month period ended November 30, 2005 was $6,028.

Cash used by investing activities during the six months ended November 30, 2005 was $50,418. Cash used by investing activities for the period April 20, 2005 (date of inception) to November 30, 2005 was $50,418. Cash used by investing activities for the three month period ended November 30, 2005 was $658. The change in cash used in investing activities is due to the $49,760 cash used during three months ended August 31, 2005. During the period ended August 31, 2005, the Company invested in the purchase of property and equipment for the hair studio.Net cash provided by financing activities for the six months ended November 30, 2005 was $76,013. Cash provided by financing activities for the period of April 20, 2005 (date of inception) to November 30, 2005 was $77,358. Cash provided by financing activities for the three month period ended November 30, 2005 was $4,467. The change in cash provided by financing activities is due to the $36,500 received from the issuance of shares, and the $35,046 received by loan of a shareholder during the three month period ended August 31, 2005.

At November 30, 2005 we had $7,536 in cash, compared to $100 as at May 31, 2005.

    PLAN OF OPERATIONS

    We have only recently commenced operations with our first hair salon (August 2005), Lids Hair Studios International, Inc., and have no recorded revenue to report as of the period ending May 31, 2005.  Our plan of operations going forward, therefore, relates to the period after August 1, 2005 assuming full operations of our first hair salon.

The Company's primary objective for fiscal year ending May 31, 2006 is to increase its existing salon sales while controlling costs. We will focus our marketing efforts on positioning our salon business based on quality services and products while maintaining affordable pricing for its customers. We intend to build on the substantial walk-in clientele by hiring additional stylists.

The Company's other objectives for fiscal 2006 are as follows:

        Registration Statement – SB-2  February 2006                                                                                               Page 18

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

  Improve customer value by offering a wider range services at a variety of prices,

  Introduce “special occasion” packages for Valentine’s Day, Mother’s Day, Secretary’s Day,

  Develop quality enhancements based on excellent customer service and products

  Analyze our core market and to assess its viability for market growth for additional salon locations and,

Our  ongoing objective is to increase sales through increased services and price promotions and effective marketing of Lids Hair Studios competitive attributes of quality services and value pricing.

The Company has plans to fully develop the Vancouver market area in terms of additional salon locations that will carry the same name. Management estimates that the Vancouver and surrounding cities will support additional locations while focusing on brand name recognition of Lids Hair Studios for high quality service and products and value pricing.  Media advertising is important to effectively build brand awareness and enhance the positioning of the Lids Hair Studios in a very competitive Vancouver market. All of our growth for fiscal 2006 and 2007 will be focused in the Vancouver. These development plans are highly dependent on the availability of potential sites, lease terms, financing availability and cost, and availability and quality of management and staff personnel.

    GROWTH STRATEGY

We are incorporating the following strategy to our future objectives:

  Expand our salon operations through:

  the addition and development of additional Lid Hair Studios with a target of three (3) additional locations in our existing market by 2007;

  the possible acquisition or development of salons operating under other names;

  Improve our profitability by continuing to enhance the salon services for our clients and improving operating efficiency of our salon brand;

  Focus on improving efficiency and utilizing creative and aggressive marketing initiatives

  Reduce our long-term debt.

   Competitive Strategy

There are three major ways in which we will create an advantage over our competitors over the next twelve months;

  Name identity, quality service, and value pricing

  high employee motivation (bonus incentives)

  innovative and aggressive service options.

   Operations

Lid Hair Studios International Inc. commenced daily business operations on August 1, 2005 with the opening of our first salon. In preparation for the opening we leased space, renovated the space, purchased salon equipment and hired staff.

    Promotion

We expect to significantly increase our planned expenditures for marketing and promotion over the next twelve month period. This is essential to increase awareness of our existing salon.  There are several district newspapers where we will place advertisements as well as distribute flyers to area residents.  We expect that promotion expenses will be approximately $5,000 over the next six-month period ending May 31, 2006.  The expenses will be for printing and advertisement placement in local area newspapers.

    Personnel

As of November 30, 2005, our management and personnel includes our president, Eric S. Anderson, our salon manager, Amber Warren and two full-time stylist and one esthetician. Mr. Anderson handles all of the responsibilities in the area of corporate administration, business development and research. In addition, our president also provides us with capital raising services. In the twelve months ending May 31, 2006, we plan to raise our total

        Registration Statement – SB-2  February 2006                                                                                               Page 19

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

          number of permanent employees to approximately 6: we will add two more stylists to fill vacant chairs.  Ms. Warren is responsible for the day-to-day operations of the salon and prepares receipts daily and organizes accounting items for the accountant.

If our sales and marketing program is successful in growing our sales beyond our current expectations, we may be required to hire new personnel to meet the demand and maintain a high level of customer service.

    Other Expenses

We also incurred expenses unrelated to the business operations including auditing and legal expenses relating to the preparation of this registration statement. We expect to incur a total of $7,500 in legal expenses related to the preparation and filing of this registration statement. After the effectiveness of this registration statement, we expect our ongoing legal expenses to be significantly reduced, averaging less than $500 per month.

    Future Operations

Due to our lack of business operations and resulting operating deficit, in their report on our audited consolidated financial statements for the period ended May 31, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our audited financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. With our recent salon commencing business in August 2005, we expect this situation to change over future operating quarters. However, we may still incur losses as we will be expending funds for expenses unrelated to the operation of the salon business such as auditing and legal expenses necessary to file this registration statement and to raise capital in the future as needed.

As detailed elsewhere in this prospectus, we effected an equity private placements that closed June 20, 2005, resulting in gross proceeds of $11,500, additionally Mr. Anderson was allotted 5,000,000 shares on May 11, 2005 resulting in $25,000 gross proceeds. These funds will enable us to address our expenses initially incurred in filing this registration statement. We anticipate that these funds will be sufficient to satisfy our cash requirements for the year ended May 31, 2006. If we require any additional monies during fiscal 2006, we plan to raise any such additional capital primarily through the private placement of our securities.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations and expansion plans. We are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we may not be able to execute our acquisition and expansion plans as detailed.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties.

As noted in Note 5 of the Interim Consolidated Financial Statements of November 30, 2005:

  The amount due from shareholder of $23,655 as of May 31, 2005 consists of funds owed by the Company President and sole shareholder for the issuance of 5,000,000 shares (Note 4) net of incorporation costs ($1,345) paid by the President on behalf of the Company.

  The amount due to shareholder of $40,858 is non-interest bearing and due on demand.

  During the period, the Company paid a director and officer of the Company $4,563 for management fees.  The same director and officer also purchased 160,000 of the 2,300,000 common shares issued on June 20, 2005 (Note 4b) for total cash consideration of $800.

        Registration Statement – SB-2  February 2006                                                                                               Page 20

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

   EXECUTIVE COMPENSATION

The following table sets forth the salaries and directors’ fees we expect to pay to our executives on an annual basis.

    Person                                           Position                                 Salary                                    Directors’ fees

    Mr. Eric Steven Anderson(1)          President & Director                $0.00                                               $0.00

    Ms. Amber Warren(2)                    Manager & Director                $41,760 ($48,000CDN)                  $0.00

    (1)     Mr. Eric Steven Anderson is the President and Director of Lid Hair Studios International, Inc.;

    (2)     Ms. Amber Warren is the Manager and Director of  Lid Hair Studios International, Inc..

We do not have comparative compensation disclosure for the past fiscal year due to the company only being in operation for 10 months.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at a future Board of Directors’ meeting.

    Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a maximum of 2,000,000 shares. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have agreed to register shares of common stock held by existing security holders for resale with the exception of Eric Anderson’s and Amber Warren’s shareholdings. We currently have 38 shareholders.

        Registration Statement – SB-2  February 2006                                                                                               Page 21

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

          Financial Statements

LID HAIR STUDIOS INTERNATIONAL, INC.

     (Formerly Belford Enterprises, Inc.)

     (A Development Stage Company)

     INTERIM CONSOLIDATED FINANCIAL STATEMENTS

     NOVEMBER 30, 2005

     (Unaudited)

       Registration Statement – SB-2  February 2006                                                                                               Page 22

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (Formerly Belford Enterprises, Inc.)

      (A Development Stage Company)

      INTERIM CONSOLIDATED BALANCE SHEETS       Statement 1

      Expressed in US dollars

       ASSETS

       November 30,
       2005
       (unaudited)

       May 31,
       2005
       (audited)

       Current

            Cash

        $

        7,536

        $

        100

            Due from shareholder (Note 5a)

        -

        23,655

            Prepaid expenses and deposits

        1,376

        -

            Inventory

        523

        -

        9,435

        23,755

       Property and Equipment, net of amortization (Note 7)

        37,523

        -

        $

        46,958

        $

        23,755

       LIABILITIES

       Current

            Accounts payable and accrued liabilities

        $

        7,856

        $

        2,600

            Due to shareholder (Note 5b)

        40,858

        -

        48,714

        2,600

       Going Concern (Note 2)

       STOCKHOLDERS’ EQUITY (DEFICIENCY)

       Capital Stock (Note 4)

            Authorized:  75,000,000 common shares at $0.001 par value

            Issued, allotted and outstanding:  7,300,000 common shares
                   – Statement 2

        7,300

        5,000

            Additional paid-in capital – Statement 2

        29,200

        20,000

            Accumulated comprehensive income (loss) – Statement 2

        (863)

        -

       Deficit – Accumulated during the development stage
                   – Statement 2

        (37,393)

        (3,845)

        (1,756)

        21,155

        $

        46,958

        $

        23,755

    See notes to the financial statements

         Registration Statement – SB-2  February 2006                                                                                               Page 23

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

     (Formerly Belford Enterprises, Inc.)

     (A Development Stage Company)

     INTERIM CONSOLIDATED STATEMENTS OF

     STOCKHOLDERS’ EQUITY (DEFICIENCY)              Statement 2

     (U n a u d i t e d)

     Expressed in US dollars

                Common Stock

        Additional Paid-in

        Deficit Accumulated During the Development

        Accumulated Comprehensive Income

        Total Stockholders’ Equity

        Shares

        Amount

        Capital

       Stage

         (Loss)

        (Deficiency)

       Shares allotted for cash – May 11, 2005

        5,000,000

        $

        5,000

        $

        20,000

        $

        -

        $

        -

        $

        25,000

       Loss for the period

        -

        -

        -

        (3,845)

        -

        (3,845)

       Balance – May 31, 2005 – Allotted

        5,000,000

        5,000

        20,000

        (3,845)

        -

        21,155

       Shares issued for cash – June 20, 2005

        2,300,000

        2,300

        9,200

        -

        -

        11,500

       Loss for the period

        -

        -

        -

        (33,548)

        -

        (33,548)

       Foreign currency translation adjustment

        -

        -

        -

        -

        (863)

        (863)

       Balance – November 30, 2005 – Issued and outstanding

        7,300,000

        $

        7,300

        $

        29,200

        $

        (37,393)

        $

        (863)

        $

        (1,756)

See notes to the financial statements

         Registration Statement – SB-2  February 2006                                                                                               Page 24

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

     (Formerly Belford Enterprises, Inc.)

     (A Development Stage Company)

     INTERIM CONSOLIDATED STATEMENTS OF INCOME AND DEFICIT        Statement 3

     (U n a u d i t e d)

     Expressed in US dollars

        Three Months
         Ended
         November 30,
         2005

        Six Months
        Ended
        November 30,
        2005

        Cumulative
        from inception,
        April 20, 2005
        to
        November 30,
        2005

       REVENUE

            Hair salon services

        $

        7,577

        $

        8,763

        $

        8,763

            Retail sales

        104

        104

        104

            Cost of goods sold

        (87)

        (87)

        (87)

            Gross profit from retail sales

        17

        17

        17

            Net revenue

        7,594

        8,780

        8,780

       EXPENSES

            Depreciation

        1,040

        2,044

        2,044

            Interest and bank charges

        238

        546

        546

            Professional fees

        4,966

        9,509

        13,354

            Supplies

        1,045

        1,982

        1,982

            Rent

        3,930

        7,083

        7,083

            Wages

        7,077

        8,915

        8,915

            Telephone

        172

        218

        218

            Utilities

        553

        913

        913

        19,021

        31,210

        35,055

NET INCOME (LOSS) FOR THE PERIOD

        (11,427)

        (22,430)

        (26,275)

       Other Item:

            Write-down of equipment

        -

        (11,118)

        (11,118)

LOSS FOR THE PERIOD

        $

        (11,427)

        $

        (33,548)

        $

        (37,393)

       Weighted average shares outstanding

        7,300,000

        7,059,890

       Earnings (loss) per share (less than $0.01 per share)

        $

        (0.00)

        (0.00)

       Other Comprehensive Income (Loss):

       Net income (loss)

        $

        (11,427)

        $

        (33,548)

        $

        (37,393)

       Foreign currency translation adjustment

        (494)

        (863)

        (863)

        $

        (11,921)

        $

        (34,411)

        $

        (38,256)

See Notes to the financial statements

         Registration Statement – SB-2  February 2006                                                                                               Page 25

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (Formerly Belford Enterprises, Inc.)

     (A Development Stage Company)

     INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS               Statement 4

      (Unaudited)

      Expressed in US dollars

       Cash Flows from (Used By):

        Three Months
         Ended
         November 30,
         2005

        Six Months
        Ended
        November 30,
        2005

        Cumulative
        from inception,
        April 20, 2005
        to
        November 30,
        2005

OPERATING ACTIVITIES

            Net income (loss)

        $

        (11,427)

        $

        (33,548)

        $

        (37,393)

            Items not involving cash:

                 Write-down in equipment

        -

        11,118

        11,118

                 Depreciation

        1,040

        2,044

        2,044

        (10,387)

        (20,386)

        (24,231)

            Changes in non-cash working capital:

                 Prepaid expenses and deposits

        (24)

        (1,376)

        (1,376)

                 Inventory

        (253)

        (523)

        (523)

                 Accounts payable and accrued liabilities

        4,636

        5,256

        7,856

        (6,028)

        (17,029)

        (18,274)

       INVESTING ACTIVITIES

            Purchase of subsidiary shares

        -

        (80)

        (80)

            Purchase of property and equipment

        (658)

        (50,338)

        (50,338)

        (658)

        (50,418)

        (50,418)

       FINANCING ACTIVITIES

            Shares issued

        -

        36,500

        36,500

            Due (to) from shareholder

        4,467

        39,513

        40,858

        4,467

        76,013

        77,358

Foreign Currency Adjustment

        (1,072)

        (1,130)

        (1,130)

       Increase (Decrease) in Cash

        (2,219)

        8,566

        8,666

            Cash – Beginning of period

        10,827

        100

        -

CASH – END OF PERIOD

        $

        7,536

        $

        7,536

        $

        7,536

       SUPPLEMENTAL CASH FLOW INFORMATION

            Interest paid

        $

        -

        $

        -

        $

        -

            Income taxes paid

        $

        -

        $

        -

        $

        -

       SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

            Property and Equipment
            - Foreign currency translation adjustment

        $

        58

        $

        347

        $

        347

See notes to the financial statements

        Registration Statement – SB-2  February 2006                                                                                               Page 26

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

     LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

     (A Development Stage Company)

     NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

      US FUNDS

                                                                        (UNAUDITED)

                                               PERIOD ENDED NOVEMBER 30, 2005

1.      Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

      Organization and Description of Business

      Belford Enterprises, Inc. (the “Company”) was incorporated in the State of Nevada on April 20, 2005.  On August 15, 2005, the Company changed its name to Lid Hair Studios International, Inc. to reflect its business, which is to open a nationwide chain of hair salons.

      On June 7, 2005, the Company incorporated a wholly-owned subsidiary, Belford Enterprises B.C. Ltd., in the Province of British Columbia, Canada.  On June 18, 2005, the Company, through its subsidiary, purchased hair salon equipment.

      Cash and Cash Equivalents

      Cash and cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

      Risks and Uncertainties

      The Company's operations are subject to significant risks and uncertainties, including financial, operational and other risks associated with operating an emerging business, including the potential risk of business failure.

      Development Stage Company

      The Company is a development stage company as defined by Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

      Inventory

      Inventory is stated at the lower of cost or market. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventory to its present location and condition, and is calculated using the weighted average method.

        Registration Statement – SB-2  February 2006                                                                                               Page 27

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

             LID HAIR STUDIOS INTERNATIONAL, INC.

              (FORMERLY BELFORD ENTERPRISES, INC.)

             (A Development Stage Company)

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

              US FUNDS

                                                                                (UNAUDITED)

                                                            PERIOD ENDED NOVEMBER 30, 2005

1.       Summary of Significant Accounting Policies - Continued

Foreign Currency Translations

        The Company’s functional currency is the Canadian dollar.  The Company’s reporting currency is the U.S. dollar.  All transactions initiated in other currencies are translated into U.S. dollars as follows:

        i)        Assets and liabilities at the rate of exchange in effect at the balance sheet date,

        ii)       Equity at historical rates, and

        iii)      Revenue and expense items at the average rate of exchange prevailing during the period.

        Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss.  Upon realization, the amount deferred is recognized in income in the period when it is realized.

        Long-Lived Assets

        Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

        Loss per Share

        The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share."  Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at November 30, 2005.  The Company has incurred a net loss and has no potentially dilutive common shares, therefore; basic and diluted loss per share is the same.  Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

        Advertising

        The Company expenses the cost of advertising when incurred. Advertising expenses are included with marketing and promotion in selling, general and administrative expenses in the accompanying statements of operations.

        Registration Statement – SB-2  February 2006                                                                                               Page 28

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

       LID HAIR STUDIOS INTERNATIONAL, INC.

        (FORMERLY BELFORD ENTERPRISES, INC.)

       (A Development Stage Company)

       NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

        US FUNDS

                                                                          (UNAUDITED)

                                               PERIOD ENDED NOVEMBER 30, 2005

1.       Summary of Significant Accounting Policies - Continued

Segment Reporting

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

         The Company is currently operating in one geographical segment.

        Derivative Financial Instruments

        The Company was not a party to any derivative financial instruments during the reported fiscal periods.

        Stock-Based Compensation

        The Company accounts for stock-based compensation issued to employees based on SFAS No. 123R “Share Based Payment”. SFAS No. 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.

        Registration Statement – SB-2  February 2006                                                                                               Page 29

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

       LID HAIR STUDIOS INTERNATIONAL, INC.

        (FORMERLY BELFORD ENTERPRISES, INC.)

       (A Development Stage Company)

       NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

        US FUNDS

                                                                          (UNAUDITED)

                                               PERIOD ENDED NOVEMBER 30, 2005

1.       Summary of Significant Accounting Policies - Continued

Stock-Based Compensation - Continued

        SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

        As at November 30, 2005, the Company had no stock-based compensation plans nor had it granted options to employees.  No stock-based employee compensation cost is reflected in net loss, as no options had been granted.

        Revenue Recognition

        Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

         The Company's future revenues are to be derived principally from hair styling fees, sales of hair products and other related charges. Revenue is recognized from services when performed and billed.

        Use of Estimates

        The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

        Registration Statement – SB-2  February 2006                                                                                               Page 30

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

       LID HAIR STUDIOS INTERNATIONAL, INC.

        (FORMERLY BELFORD ENTERPRISES, INC.)

       (A Development Stage Company)

       NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

        US FUNDS

                                                                          (UNAUDITED)

                                               PERIOD ENDED NOVEMBER 30, 2005

1.       Summary of Significant Accounting Policies - Continued

Estimated Fair Value of Financial Instruments

        The carrying values of cash, due from shareholder and accounts payable reflected in the financial statements approximates their fair value due to the short-term maturity of the instruments.

        Comprehensive Income (Loss)

        The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities.

        Income Taxes

        The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        Start-up Costs

        The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

        Other

        The Company's fiscal year end is May 31.

         The Company paid no dividends during the period presented.

         The Company is operating in one business segment.

        The Company’s operating assets are principally located in Canada.

        Registration Statement – SB-2  February 2006                                                                                               Page 31

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

       LID HAIR STUDIOS INTERNATIONAL, INC.

        (FORMERLY BELFORD ENTERPRISES, INC.)

       (A Development Stage Company)

       NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

        US FUNDS

                                                                          (UNAUDITED)

                                               PERIOD ENDED NOVEMBER 30, 2005

   2.       Basis of Presentation - Going Concern

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Item 310(b) of Regulation S-B.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three-month period ended November 30, 2005 are not necessarily indicative of the results that may be expected for the year ended May 31, 2006.

      The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As at November 30, 2005, the Company has a loss from operations of $33,548, an accumulated deficit of $37,393 and has incurred an accumulated operating cash flow deficit of $18,274 since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending May 31, 2006.

      In response to these problems, management has planned the following actions:

  The Company intends to apply for an SB-2 Registration Statement.

  Management intends to raise additional funds through public or private placement offerings.

There is no assurance that the Company will be able to raise sufficient funds to complete its business plan.  As a result of the foregoing, there exists substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.       Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." It requires existing unconsolidated variable interest entities (VIE's) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. It applies immediately to VIE's created after January 31, 2003 and to VIE's in which an enterprise holds a variable interest that was acquired before February 1, 2003, the Interpretation applies for periods beginning after June 15, 2003. In December 2003, the FASB reissued Interpretation No. 46 with certain modifications and clarifications for certain VIE's. The Company has no unconsolidated VIE's and therefore its financial statements are in compliance with the requirements of Interpretation No. 46.

         Registration Statement – SB-2  February 2006                                                                                               Page 32

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

           LID HAIR STUDIOS INTERNATIONAL, INC.

           (FORMERLY BELFORD ENTERPRISES, INC.)

           (A Development Stage Company)

           NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

           US FUNDS

                                                                              (UNAUDITED)

                                               PERIOD ENDED NOVEMBER 30, 2005

3.       Recent Accounting Pronouncements - Continued

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

        During 2004, the FASB issued SFAS No. 151, "Inventory costs - an amendment of ARB No. 43, Chapter 4, SFAS No. 152, "accounting for Real Estate Time-Sharing Transactions – an Amendment of FASB Statements No. 66 and 67", SFAS No. 123 (revised 2004), "Share-based Payment". The statements are effective for periods after these financial statements. We do not believe the impact of adoption of these statements will be significant to our overall results of operations or financial position.

        In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29.  This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions.  SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.  The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

         Registration Statement – SB-2  February 2006                                                                                               Page 33

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

             LID HAIR STUDIOS INTERNATIONAL, INC.

              (FORMERLY BELFORD ENTERPRISES, INC.)

             (A Development Stage Company)

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

              US FUNDS

                                                                                (UNAUDITED)

                                               PERIOD ENDED NOVEMBER 30, 2005

        3.       Recent Accounting Pronouncements - Continued

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

4.       Capital Stock

a)   On May 11, 2005, the Company allotted 5,000,000 common shares to its sole shareholder for $25,000.

     b)   On June 20, 2005, the Company issued 2,300,000 common shares at $0.005 per share to various shareholders for total cash consideration of $11,500.

5.       Related Party Balances and Transactions

a)   The amount due from shareholder of $23,655 consists of funds owed by the Company President and sole shareholder for the issuance of 5,000,000 shares (Note 4) net of incorporation costs ($1,345) paid by the President on behalf of the Company.

     b)   The amount due to shareholder of $40,858 is non-interest bearing and due on demand.

     c)   During the period, the Company paid a director and officer of the Company $4,563 for management fees.  The same director and officer also purchased 160,000 of the 2,300,000 common shares issued on June 20, 2005 (Note 4b) for total cash consideration of $800.

         Registration Statement – SB-2  February 2006                                                                                               Page 34

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

      LID HAIR STUDIOS INTERNATIONAL, INC.

       (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

       US FUNDS

                                                                         (UNAUDITED)

                                               PERIOD ENDED NOVEMBER 30, 2005

        6.       Commitments

On July 4, 2005, the Company, through its wholly owned subsidiary, as the assignee, signed an agreement for the assignment of lease by tenant with landlord’s consent.  The assigned lease was amended and renewed by the previous tenant on July 1, 2005 for an additional term of nine (9) years commencing on July 1, 2006 and ending on June 30, 2015.  The monthly rental payments from July 1, 2005 to June 30, 2015 are as follows:

        Periods

        Monthly Rental Payment

        July 1, 2005 to June 30, 2006

        CDN$

        1,550

        July 1, 2006 to June 30, 2009

        CDN$

        1,550

        July 1, 2009 to June 30, 2015

        CDN$

        1,700

7.       Property and Equipment

The Company applies the following amortization policies:

     Leasehold improvements            9 years straight line

     Furniture and equipment             20% declining balance

     Computer equipment                  30% declining balance

        Cost

        Accumulated
        Amortization

        Write
        Down

        Net Book
        Value

        Leasehold improvements

         $

         12,279

         $

         664

         $

         -

         $

         11,615

        Furniture and equipment

         36,268

         1,224

         11,118

         23,926

        Computer equipment

         2,138

         156

         -

         1,982

         $

         50,685

         $

         2,044

         $

         11,118

         $

         37,523

       Registration Statement – SB-2  February 2006                                                                                               Page 35

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

     (FORMERLY BELFORD ENTERPRISES, INC.)

     (A Development Stage Company)

     FINANCIAL STATEMENTS

     MAY 31, 2005

     US FUNDS

         Registration Statement – SB-2  February 2006                                                                                               Page 36

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

           Report of Independent Registered Public Accounting Firm

           To the Stockholder of Lid Hair Studios International, Inc.:

          We have audited the balance sheet of Lid Hair Studios International, Inc. (formerly Belford Enterprises, Inc.) (the “Company”) as at May 31, 2005 and the related statements of changes in stockholder’s equity, operations and cash flows for the period from inception (April 20, 2005) to May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at May 31, 2005, and the results of its operations and its cash flows for the period from inception (April 20, 2005) to May 31, 2005, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is dependent upon financing to continue operations.  This matter raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regards to this matter are discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       Vancouver, B.C., Canada

       STALEY, OKADA & PARTNERS

       September 28, 2005

       CHARTERED ACCOUNTANTS

         Registration Statement – SB-2  February 2006                                                                                               Page 37

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      BALANCE SHEET

      US FUNDS

    Statement 1

       ASSETS

        May 31, 2005

       Current

            Cash

        $

        100

            Due from shareholder (Note 5)

        23,655

        $

        23,755

       LIABILITIES

       Current

            Accounts payable and accrued liabilities

        $

        2,600

       GOING CONCERN (Note 2)

       STOCKHOLDER'S EQUITY

       Capital Stock (Note 4)

            Authorized: 75,000,000 common shares at $0.001 par value

            Allotted:  5,000,000 common shares – Statement 2

        5,000

            Additional paid-in capital – Statement 2

        20,000

       Deficit – Accumulated during the development stage
                      – Statement 2

        (3,845)

        21,155

        $

        23,755

See notes to the financial statements

         Registration Statement – SB-2  February 2006                                                                                               Page 38

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

     (FORMERLY BELFORD ENTERPRISES, INC.)

     (A Development Stage Company)

     STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

     US FUNDS

        Statement 2

                     Common Stock

        Additional Paid-in

        Deficit Accumulated During the Development

        Total
        Stockholder’s

        Shares

        Amount

        Capital

        Stage

        Equity

       Shares allotted for cash

        5,000,000

        $

        5,000

        $

        20,000

        $

        -

        $

        25,000

       Net loss

        -

        -

        -

        (3,845)

        (3,845)

       Balance – May 31, 2005 –
       Allotted

        5,000,000

        $

        5,000

        $

        20,000

        $

        (3,845)

        $

        21,155

See notes to the financial statements

         Registration Statement – SB-2  February 2006                                                                                               Page 39

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

     (FORMERLY BELFORD ENTERPRISES, INC.)

     (A Development Stage Company)

     STATEMENT OF OPERATIONS

     US FUNDS

        Statement 3

       From Inception,
       April 20, 2005 to
       May 31, 2005

       Revenue

            Income

        $

        -

       Expenses

            Professional fees

        3,845

       Net Income (Loss) for the Period

        (3,845)

       Net Loss Being Deficit – End of Period

        $

        (3,845)

       Loss per Share – Basic and diluted

        $

        (0.00)

       Weighted Average Shares Outstanding

        5,000,000

See notes to the financial statements

       Registration Statement – SB-2  February 2006                                                                                               Page 40

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

     (FORMERLY BELFORD ENTERPRISES, INC.)

     (A Development Stage Company)

     STATEMENT OF CASH FLOWS

     US FUNDS

Statement 4

       CASH FLOWS FROM (USED BY):

       From Inception,
       April 20, 2005 to
       May 31, 2005

       OPERATING ACTIVITIES

            Net income (loss)

        $

        (3,845)

            Changes in non-cash working capital:

                 Accounts payable and accrued liabilities

        2,600

        (1,245)

       FINANCING ACTIVITIES

            Due to (from) shareholder

        1,345

       Net Increase in Cash

        100

            Cash – Beginning of period

        -

       Cash – End of Period

        $

        100

       SUPPLEMENTAL CASH FLOW INFORMATION

            Interest paid

        $

        -

            Income taxes paid

        $

        -

See notes to the financial statements

       Registration Statement – SB-2  February 2006                                                                                               Page 41

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                          (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

     (FORMERLY BELFORD ENTERPRISES, INC.)

     (A Development Stage Company)

     NOTES TO THE FINANCIAL STATEMENTS

     US FUNDS

                                                                         May 31, 2005

1.       Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.

     Organization and Description of Business

Belford Enterprises, Inc. (the “Company”) was incorporated in the State of Nevada on April 20, 2005.  On August 15, 2005, the Company changed its name to Lid Hair Studios International, Inc. to reflect its business, which is to open a nationwide chain of hair salons.  As of May 31, 2005, the Company had no business.

      On June 7, 2005, the Company incorporated a wholly-owned subsidiary, Belford Enterprises B.C. Ltd., in the Province of British Columbia, Canada.  On June 18, 2005, the Company, through its subsidiary, purchased hair salon equipment (Note 7a).

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

Risks and Uncertainties

The Company's operations are subject to significant risks and uncertainties, including financial, operational and other risks associated with operating an emerging business, including the potential risk of business failure.

Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its principal operations have commenced.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

         Registration Statement – SB-2  February 2006                                                                                               Page 42

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE FINANCIAL STATEMENTS

      US FUNDS

                                                                          May 31, 2005

1.       Summary of Significant Accounting Policies - Continued

Inventory

Inventory is stated at the lower of cost or market. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventory to its present location and condition, and is calculated using the weighted average method.

Foreign Currency Translations

The Company’s functional and reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

       i)        Assets and liabilities at the rate of exchange in effect at the balance sheet date,

       ii)    Equity at historical rates, and

       iii)   Revenue and expense items at the average rate of exchange prevailing during the period.

       Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss.  Upon realization, the amount deferred is recognized in income in the period when it is realized.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share."  Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at May 31, 2005.  The Company has incurred a net loss and has no potentially dilutive common shares, therefore; basic and diluted loss per share is the same.  Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

         Registration Statement – SB-2  February 2006                                                                                               Page 43

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE FINANCIAL STATEMENTS

      US FUNDS

                                                                          May 31, 2005

1.       Summary of Significant Accounting Policies - Continued

         Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included with marketing and promotion in selling, general and administrative expenses in the accompanying statements of operations.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

       The Company is currently operating in one geographical segment.

Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during the reported fiscal periods.

Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees based on SFAS No. 123R “Share Based Payment”. SFAS No. 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.  SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.

         Registration Statement – SB-2  February 2006                                                                                               Page 44

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE FINANCIAL STATEMENTS

      US FUNDS

                                                                          May 31, 2005

1.       Summary of Significant Accounting Policies - Continued

Stock-Based Compensation - Continued

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

       As at May 31, 2005, the Company had no stock-based compensation plans nor had it granted options to employees.  No stock-based employee compensation cost is reflected in net loss, as no options had been granted.

Revenue Recognition

Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

       The Company's future revenues are to be derived principally from hair styling fees, sales of hair products and other related charges. Revenue is recognized from services when performed and billed.

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         Registration Statement – SB-2  February 2006                                                                                               Page 45

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE FINANCIAL STATEMENTS

      US FUNDS

                                                                          May 31, 2005

1.       Summary of Significant Accounting Policies - Continued

Estimated Fair Value of Financial Instruments

The carrying values of cash, due from shareholder and accounts payable reflected in the financial statements approximates their fair value due to the short-term maturity of the instruments.

Comprehensive Income (Loss)

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities.

Income Taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Start-up Costs

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

Other

The Company's fiscal year end is May 31.

       The Company paid no dividends during the period presented.

         Registration Statement – SB-2  February 2006                                                                                               Page 46

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE FINANCIAL STATEMENTS

      US FUNDS

                                                                          May 31, 2005

2.       Basis of Presentation - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As at May 31, 2005, the Company has a loss from operations of $1,245 and an accumulated deficit of $3,845.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending May 31, 2006.

      In response to these problems, management has planned the following actions:

  The Company intends to apply for an SB-2 Registration Statement.

  Management intends to raise additional funds through public or private placement offerings.

There is no assurance that the Company will be able to raise sufficient funds to complete its business plan.  As a result of the foregoing, there exists substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.       Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." It requires existing unconsolidated variable interest entities (VIE's) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. It applies immediately to VIE's created after January 31, 2003 and to VIE's in which an enterprise holds a variable interest that was acquired before February 1, 2003, the Interpretation applies for periods beginning after June 15, 2003. In December 2003, the FASB reissued Interpretation No. 46 with certain modifications and clarifications for certain VIE's. The Company has no unconsolidated VIE's and therefore its financial statements are in compliance with the requirements of Interpretation No. 46.

     In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

         Registration Statement – SB-2  February 2006                                                                                               Page 47

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE FINANCIAL STATEMENTS

      US FUNDS

                                                                          May 31, 2005

3.       Recent Accounting Pronouncements - Continued

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

      During 2004, the FASB issued SFAS No. 151, "Inventory costs - an amendment of ARB No. 43, Chapter 4, SFAS No. 152, "accounting for Real Estate Time-Sharing Transactions – an Amendment of FASB Statements No. 66 and 67", SFAS No. 123 (revised 2004), "Share-based Payment". The statements are effective for periods after these financial statements. We do not believe the impact of adoption of these statements will be significant to our overall results of operations or financial position.

      In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29.  This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions.  SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.  The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

         Registration Statement – SB-2  February 2006                                                                                               Page 48

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE FINANCIAL STATEMENTS

      US FUNDS

                                                                          May 31, 2005

3.       Recent Accounting Pronouncements - Continued

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

4.       Capital Stock

The Company has authority to issue up to 75,000,000 common shares with a par value of $0.001 per share. On May 11, 2005, the Company allotted 5,000,000 common shares to its sole  shareholder for $25,000.

5.       Related Party Balances and Transactions

The amount due from shareholder of $23,655 consists of funds owed by the Company President and sole shareholder for the issuance of 5,000,000 shares (Note 4) net of incorporation costs ($1,345) paid by the President on behalf of the Company.  Subsequent to period-end, the Company received the full amount of the funds.

         Registration Statement – SB-2  February 2006                                                                                               Page 49

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

LID HAIR STUDIOS INTERNATIONAL, INC.

      (FORMERLY BELFORD ENTERPRISES, INC.)

      (A Development Stage Company)

      NOTES TO THE FINANCIAL STATEMENTS

      US FUNDS

                                                                          May 31, 2005

6.       Income Taxes

The Company has a net operating loss for U.S. federal income tax purposes of approximately $3,800, which may be carried forward until 2025 and used to reduce taxable income of future years.

       Details of future income tax assets:

        Future income tax assets:

         May 31, 2005

             Non-capital tax loss

         $

         1,292

             Valuation allowance

         (1,292)

         $

         -

    The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization.  When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

7.       Subsequent Events

a)   By agreement dated June 18, 2005, the Company, through its wholly owned subsidiary, purchased hair salon equipment for a total purchase price of CDN$45,000.

     b)   On June 20, 2005, the Company completed a private placement of 2,300,000 shares at $0.005 per share for total cash proceeds of $11,500.

     c)     On July 4, 2005, the Company, through its wholly owned subsidiary, as the assignee, signed an agreement for the assignment of lease by tenant with landlord’s consent.  The assigned lease was amended and renewed by the previous tenant on July 1, 2005 for an additional term of nine (9) years commencing on July 1, 2006 and ending on June 30, 2015.  The monthly rental payments from July 1, 2005 to June 30, 2015 are as follows:

        Periods

         Monthly Rental Payment

        July 1, 2005 to June 30, 2006

         CDN$

         1,550

        July 1, 2006 to June 30, 2009

         CDN$

         1,550

        July 1, 2009 to June 30, 2015

         CDN$

         1,700

         Registration Statement – SB-2  February 2006                                                                                               Page 50

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                           (FORMERLY BELFORD ENTERPRISES, INC.)

           Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

           We engaged the firm of Staley, Okada & Partners Chartered Accountants, in August 2005 to audit our financial statements for the annual fiscal period ended May 31, 2005.  There has been no change in the accountants and no disagreements with Staley, Okada & Partners Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

           Additional Information and Reports to Shareholders

             We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form SB-2 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330.

These SEC filings are also available to the public from commercial document retrieval services.

       Registration Statement – SB-2  February 2006                                                                                               Page 51

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         PART II

          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Nevada corporation law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our Articles of Incorporation provide that no director or officer shall have personally liable to our company or any of its stockholders for monetary damages for breach of fiduciary duty as a directors or officers involving any act or omission of any such director or officer.  The foregoing provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to our company and our stock holders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) under

       Registration Statement – SB-2  February 2006                                                                                               Page 52

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         application Sections of the Nevada revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which director derived an improper personal benefit.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates and no expenses shall be borne by the selling stockholder.

   SEC Registration Filing Fee                                                                $     100.00

   Accounting and Audit Fees                                                                 $  5,000.00

   Legal Fees and Expense                                                                     $  2,500.00

   Transfer Agent and Registrar Fees                                                      $  1,000.00

   Printing and Engraving Expenses (includes EDGAR service)                $  1,000.00

   RECENT SALES OF UNREGISTERED SECURITIES

    (a) Securities issued and sold:

   1.             On May 11, 2005 we allotted and subsequently issued on October 16, 2005, 5,000,000 common shares, having $0.001 par value per share, to Eric Steven Anderson at an offering price of $0.005 per stock pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. These shares were issued in an acquisition share exchange in which $25,000 cash proceeds were realized. Eric Steven Anderson is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Lid Hair Studios, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On June 20, 2005, we issued 2,300,000 common shares to 37 subscribers at an offering price of $0.005 per share for gross offering proceeds of $11,500 in an offshore transaction pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. Mr. Eric Steven Anderson is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Lid Hair Studios, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

For the offering referred to in no. 2 below, we offered our shares of common stock to a limited number of offerees, with whom we had a pre-existing relationship.  Each person purchasing our shares of common stock who we reasonably believed was not an accredited investor (as that term is defined by the provisions of Rule 501(a)), received from us that information specified by the provisions of Rule 502(b).  Additionally, we reasonably believe that each such person either alone or with his or her purchaser representative (as that term is defined by the provisions of Rule 501(h)), has such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of a purchase of our common shares.  For the offering, we discussed with each purchaser in, what we believe to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common stock.

       Registration Statement – SB-2  February 2006                                                                                               Page 53

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         2.             On June 20, 2005, we accepted and executed subscription agreements that sold the following shares, having $0.001 par value per share, to the following persons, at an offering price of $0.005 per share for gross offering proceeds of $11,500 USD, pursuant to Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933:

      Name

      Residency

      Shares

      Proceeds

      Amber Warren

      Canada

      160,000

      $800

      Dan  Warren

      Canada

      20,000

      $100

      Mariella Fronzo

      Canada

      20,000

      $100

      Dustin Ellis

      Canada

      20,000

      $100

      John Nicholson

      Canada

      20,000

      $100

      Richard Chew

      Canada

      160,000

      $800

      Sean Bias

      Canada

      35,000

      $175

      Roberta Christison

      Canada

      35,000

      $175

      Wey Hsiao

      Canada

      200,000

      $1,000

      Ting Tai

      Canada

      200,000

      $1,000

      Yann Hsiao

      Canada

      200,000

      $1,000

      Wendy Tang

      Canada

      200,000

      $1,000

      Charanjit Johal

      Canada

      40,000

      $200

      Lina Johal

      Canada

      40,000

      $200

      Diana Talarico

      Canada

      30,000

      $150

      Mark Qvist

      Canada

      30,000

      $150

      Charmaine Faiola

      Canada

      20,000

      $100

      Bridget Blignault

      Canada

      20,000

      $100

      Louise Blignault

      Canada

      20,000

      $100

      Guy Faiola

      Canada

      160,000

      $800

      Cletus Severyn

      Canada

      160,000

      $800

      Derek DeBoer

      Canada

      40,000

      $200

      Annie DeBoer

      Canada

      40,000

      $200

      Arthur Schmale

      Canada

      40,000

      $200

      Terry Mathers

      Canada

      40,000

      $200

      Stan Gidzinski

      Canada

      30,000

      $150

      Rose Gidzinski

      Canada

      30,000

      $150

      Ryan Newman

      Canada

      50,000

      $250

      Don Prasad

      Canada

      50,000

      $250

      Judi Miehl

      Canada

      20,000

      $100

      Sandy Olesen

      Canada

      20,000

      $100

      Theresa Mels

      Canada

      20,000

      $100

      Tatia Vega

      Canada

      20,000

      $100

      Christian Wong

      Canada

      20,000

      $100

      Steve Fauth

      Canada

      30,000

      $150

      Denielle Lachance

      Canada

      30,000

      $150

      Jeremy Warren

      Canada

      30,000

      $150

      2,300,000

      $11,500

  (b) Underwriters and Other Purchasers.

        Not applicable

  (c) Consideration.

        See (a) above.

  (d) Exemption from Registration Claimed.

        See (a) above.

       Registration Statement – SB-2  February 2006                                                                                               Page 54

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         EXHIBITS

          A.  EXHIBITS

         The following exhibits are attached hereto:

          Exhibit

         Number          Title

3.1*                 Our Articles of Incorporation dated April 20, 2005.
3.2*                 Amended Articles August 15, 2005
4.1*                 Specimen ordinary share certificate
5.1*                 Opinion of Clark Wilson, Attorney at Law as to the validity of the securities offered hereby
10.1*               Material contract – Lease
10.2*               Material Contract – Insurance Policy
10.3*               Material Contract – Equipment Purchase
23.1*               Consent of Staley, Okada & Partners, Chartered Accountants
24.1*               Power of Attorney

         * Previously filed

         B.   FINANCIAL STATEMENT SCHEDULES

         All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.

  UNDERTAKINGS

         Under Rule 415 of the Securities Act, we, the undersigned Registrant hereby undertake to:

         (1)      File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

i.         Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

    ii.        Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    iii.       Include any additional changed material information on the plan of distribution.

(2)      For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

   (3)      File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

   (4)      For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration

       Registration Statement – SB-2  February 2006                                                                                               Page 55

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    ii.       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    iii.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    iv.       Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)           Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

Statements made in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement or in a filing incorporated by reference herein or otherwise, reference is made to the exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by this reference.

   Prospective investors may rely on the information contained in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide prospective investors with the information different from that contained in this prospectus. The information in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

       Registration Statement – SB-2  February 2006                                                                                               Page 56

LID HAIR STUDIOS INTERNATIONAL, INC.

                                                                         (FORMERLY BELFORD ENTERPRISES, INC.)

         Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver of British Columbia, Canada on this 6th day of March, 2006.

   LID HAIR STUDIOS INTERNATIONAL, INC.

   By: /s/ Eric Steven Anderson________________

          Eric Steven Anderson
       President, Chief Executive Officer,

          Chief Financial Officer, Chief Accounting

          Officer and Director

   By:  /s/ Amber Warren____________________

          Amber Warren

          Director

     Registration Statement – SB-2  February 2006                                                                                               Page 57